                                                                   Exhibit 10.13

                               ADVISORY AGREEMENT

                                                                January 19, 2006

Mr. Josh Wexler
President
Soft Wave Media, Inc.
One Bridge Street, Suite 56
Irvington, NY 10533

Dear Mr. Wexler:

         This will confirm the engagement of Vista  Development,  LLC ("VISTA"), by Soft Wave  Media,  Inc.  (the  "COMPANY"),  on the terms and  subject  to the conditions of this Agreement, to act as financial advisor to the Company.

         As discussed,  we propose to undertake certain services on your behalf, to the extent  requested by you, which shall consist of assisting the Company in raising additional capital,  which may include,  but is not limited to assisting the Company in: (i) executing an Initial Public Offering  ("IPO") or identifying a public shell  company  suitable for a reverse  merger;  (ii)  structuring  and completing  the IPO or the  reverse  merger  with a public  shell  company and a simultaneous  equity raise;  (iii)  identifying and recruiting board members,  a chief  financial  officer  and  an  appropriate  public  accounting  firm;  (iv)
developing an appropriate  organizational  structure and internal controls;  (v)
selecting an investment bank and an investment  advisor/placement  agent for the raising of additional capital;  (vi) consummating the IPO or reverse merger; and
(vii) completing a second round of financing for the Company.

         In  consideration  for the  services  to be  rendered to the Company by
Vista, the Company shall pay Vista a monthly cash fee of $15,000 (commencing the first full calendar month following the date of this Agreement)  during the term of this Agreement;  such fee shall be payable monthly in arrears (within 10 days following the end of each month).  The Company shall also, upon request by Vista from time to time,  reimburse Vista promptly for all reasonable,  authorized and documented  out-of-pocket  expenses  incurred  by Vista in  connection  with its engagement hereunder; PROVIDED, HOWEVER, that Vista shall not, without the prior written approval of the Company,  (i) incur any individual  expense greater than
$500, or (ii) incur aggregate  expenses of greater than $2,000 during the course of any  given  month.  It is  understood  that all or a portion  of the  $15,000 monthly  fee may be  utilized  by Vista to  engage  other  professionals  in the fulfillment  of the  services  stated  herein with the  written  approval of the
Company.  The fees payable to Vista in accordance  with this paragraph  shall be payable whether or not an IPO,  reverse merger,  or second round of financing is completed,  provided  that  Vista is  operating  in good  faith  and  using  its commercial best efforts in connection with its duties hereunder.

         Vista has executed and  delivered a  Confidentiality  Agreement of even date herewith and, unless the Company shall otherwise agree, Vista shall cause a copy thereof to be executed and delivered to the Company for any third  parties, agents, independent contractors, officers or employees of Vista having access to confidential information of the Company.

         The Company and Vista agree to indemnify  and hold each other  harmless from and against any and all losses, claims, actions,  damages,  liabilities and expenses  (including  reasonable  counsel fees)  (collectively  the "INDEMNIFIED
LIABILITIES"),  caused by or arising  out of or in  connection  with the other's activities  in  connection  with  the  IPO,  reverse  merger,  second  round  of financing, or other actions or services contemplated herein or provided pursuant hereto, except such Indemnified  Liabilities as are found in a final judgment of a  court  to  have  resulted  from  the  other's  gross  negligence  or  willful misconduct.  The indemnified party shall promptly notify the other of the threat or assertion against the other of any claim or the commencement of any action or proceeding for which  indemnification  rights  hereunder  exist.  The indemnitor shall,  upon written  notice,  be entitled to assume the defense  thereof at its expense with counsel chosen by such  indemnitor and reasonably  satisfactory  to the other;  PROVIDED,  HOWEVER,  that the indemnified  party may retain separate counsel to participate in such defense at its sole cost and expense.

         This  Agreement  contains  the entire  agreement  between  the  parties relating to the subject  matter hereof and  supersedes  all oral  statements and prior writings with respect  thereto.  This  Agreement  shall be amended only in writing signed by the parties.

         The term of this Agreement  shall commence on the date set forth on the first page hereof and shall  continue  until  January 19,  2007,  unless  sooner terminated as provided  herein.  This Agreement may be terminated by the Company at any time with the written consent of Vista.

         This Agreement shall be governed by, and construed in accordance  with, the laws of the State of New York.  The  parties  hereto  agree that any rule of construction  to the effect  that  ambiguities  are to be  resolved  against the drafting party shall not be applied in the  construction  or  interpretation  of this Agreement.

         It is  understood  that  Vista is being  engaged  hereunder  solely  to provide the services described above to the Company and that this Agreement does not constitute a joint venture or partnership or create any agency or employment relationship  except as expressly  provided  herein.  Vista shall have no right, power or authority to assume or create any  agreement,  commitment or obligation or to make any  representation or warranty on behalf of the Company with respect to any matter whatsoever.

         A facsimile transmission of signatures to this Agreement in one or more counterparts shall be legal and binding on the parties hereto.

         If you agree with the  foregoing,  please  execute the enclosed copy of this Agreement in the space provided below and return it to us.

                                                     Very truly yours,

                                                     VISTA DEVELOPMENT, LLC

                                                     By: /s/ Scott Kaniewski
                                                         -----------------------
                                                     Its: Manager

Accepted and agreed to:

SOFT WAVE MEDIA, INC.

By: /s/ Josh Wexler
    -----------------------------

Its: CEO
     ----------------------------

Date: 1/19/06
      ---------------------------